B. JOSEPH WHITE
DURABLE POWER OF ATTORNEY FOR SCHEDULE 13D FILING
EFFECTIVE IMMEDIATELY
SECTION 1. Appointment and Authority of Attorneys-in-Fact
1.01 I, B. JOSEPH WHITE, appoint my lawyers, J. BRYAN WILLIAMS, CHRISTOPHER C. MAESO, HENRY M. GRIX, JOSHUA R. JONES, or any one or more of them acting alone or together, to be my attorneys-in-fact to act for me, in my name, and in my place as Trustee of the Terence E. Adderley Revocable Living Trust Agreement B Dated March 4, 2002, and not otherwise, for the following limited purposes:
     (a) to take all actions necessary to complete, sign on my behalf as Trustee, and cause Schedule 13 D to be filed with the United States Securities and Exchange Commission; and
     (b) to take all actions necessary to complete and to file any other document that may be required by regulatory authorities to confirm my authority, as Trustee, to vote Class B shares of the capital stock of Kelly Services, Inc.
1.02 Any reference to my “attorney-in-fact”, whether in the singular or the plural, shall refer to the individual or individuals duly acting hereunder, including, as applicable, any alternate attorney-in-fact.
SECTION 2. Effective Date of Durable Power of Attorney
2.01 This Durable Power of Attorney shall be effective as of the date I sign it.
2.02 This Durable Power of Attorney shall not be affected by my disability or incapacity, or by the lapse of time, it being my specific intention that my attorney-in-fact shall continue to act as such even though I may not be competent to ratify the actions of my attorney-in-fact.
SECTION 3. Ratification; Use of Photocopy; Reliance by Third Parties
3.01 I hereby ratify and acknowledge all acts taken by my attorney-in-fact hereunder.
3.02 A photocopy of this Durable Power of Attorney shall be as valid as the original.

3.03 Third parties may rely upon the representation of my attorney-in-fact as to all matters relating to the powers granted to my attorney-in-fact under this Durable Power of Attorney.
     I execute this Durable Power of Attorney on this 10th day of March, 2006.

PRINCIPAL:

/s/	Kate Metz	/s/	B. Joseph White

	Kate Metz		B. Joseph White

/s/	Arlin Carolyn Gauk

Arlin Carolyn Gauk